                                                                REGISTRATION NO.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------


                                   Form S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                               DDR Systems, Inc.
            (Exact name of registrant as specified in its charter)

           Washington                           4822                      52-2219677
(State or other jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification No.)

                             3650 West 30/th/ Ave
                  Vancouver, British Columbia V6S 1W8, CANADA
                                (604) 224-3306
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Agent for Service:                                With a Copy to:
         Glenn Jones, President                            James L. Vandeberg
            DDR Systems, Inc.                         Vandeberg Johnson & Gandara
          3650  West 30/th/ Ave                    600 University Street, Suite 2424
Vancouver, British Columbia V6S 1W8, CANADA            Seattle, Washington 98101
               (604) 224-3306 (604) 224-3310                (206) 386-8080

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 1.


        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

  Title of each                               Proposed              Proposed
     class of           Amount                maximum               maximum              Amount of
  securities to          to be             offering price           aggregate           registration
  be registered        registered             per unit           offering price              fee
-----------------------------------------------------------------------------------------------------------
Common stock       2,300,000 shares     $0.045 per share/1/        $103,500.00              $27.33
-----------------------------------------------------------------------------------------------------------

(1) No exchange or over-the-counter market exists for DDR Systems, Inc.'s common stock. No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR Systems, Inc. common stock were sold at a price of $0.045 per share. DDR Systems, Inc. believes this transaction supports a bona fide estimate of $0.045 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAW TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.


                  SUBJECT TO COMPLETION - February 28, 2000

                                  Prospectus
                               February 28, 2000



                               DDR SYSTEMS, INC.

                             3650 West 30/th/ Ave
                  Vancouver, British Columbia V6S 1W8, CANADA
                                (604) 224-3306

                       2,300,000 Shares of Common Stock
                      to be sold by current shareholders

This is the initial public offering of common stock of DDR Systems, Inc., and no public market currently exists for shares of DDR Systems, Inc.'s common stock. None of the proceeds from the sale of stock in this offering will be available to DDR Systems, Inc. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public immediately upon the effectiveness of the registration statement, or they may elect to sell some or all of their shares at a later date. As a result, it is impracticable to state either the number of shares that will be available to the public or their price. No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR Systems, Inc. common stock were sold at a price of $0.045 per share. The principal operations of DDR Systems, Inc. have not yet commenced.

This is not an underwritten offering, and DDR Systems, Inc.'s stock is not listed on any national securities exchange or the NASDAQ Stock Market. DDR Systems, Inc. intends to apply to have its shares traded on the OTC bulletin board under the symbol:
                                    "DDRS"

                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 1.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

Risk Factors............................................................................     1
Use of Proceeds.........................................................................     6
Determination of Offering Price.........................................................     6
Dilution................................................................................     6
Selling Shareholders....................................................................     6
Plan of Distribution....................................................................     7
Description of Capital Stock............................................................     7
Interests of Named Experts and Counsel..................................................     8
Description of Business.................................................................     8
Description of Property.................................................................    12
Legal Proceedings.......................................................................    12
Market Price of and Dividends on Capital Stock and Related Stockholder Matters..........    12
Selected Financial Data.................................................................    13
Management's Discussion and Analysis of Financial Condition and Results of Operations...    13
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure....    14
Directors and Executive Officers........................................................    15
Executive Compensation..................................................................    15
Security Ownership of Certain Beneficial Owners and Management..........................    15
Certain Relationships and Related Transactions..........................................    16
Disclosure of Commission Position on Indemnification for Securities Act Liabilities.....    16
Index to Financial Statements...........................................................   F-1

                                 RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of DDR Systems, Inc. Investing in DDR Systems, Inc.'s common stock involves a high degree of risk. Any of the following risks could adversely affect DDR Systems, Inc.'s business, financial condition and results of operations and could result in a complete loss of your investment.

You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

This prospectus contains forward-looking statements that involve risks and uncertainties. DDR Systems, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by DDR Systems, Inc. described in "Risk Factors" and elsewhere in this prospectus. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

Risks Related to DDR Systems, Inc.'s Business

DDR Systems, Inc.'s success is dependent on a number of factors that should be considered by prospective investors. There is no assurance that DDR Systems, Inc. will provide a return on investment in the future. DDR Systems, Inc. has only recently acquired its principal asset. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future.

DDR Is In Its Earliest Stages Of Development And May Never Become Profitable

DDR is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a "start up" venture that will incur net losses for the foreseeable future. DDR has no operating history or revenues from operations, and it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable.

Sufficient Penetration Of Digital Data Recorder Technology To The Existing Telemetry And Remote Sensing Marketplace May Not Be Possible

DDR Systems, Inc. has licensed a digital data recorder product line, which simply put is a high speed digital tape recorder that is capable of recording information relayed by several types of satellites and aircraft. The recorder operates basically the same as a VCR with all the same play, fast forward, rewind, etc. functions. (See "Description of Business - The License") Once marketing begins there is no guarantee that the telemetry and remote sensing marketplace, DDR Systems, Inc.'s primary target market, will be sufficiently penetrated so that DDR Systems, Inc. will become profitable. Any failure to establish sufficient market penetration of the digital data recording technology application would prevent DDR Systems, Inc. from implementing its business plan, and could cause its stock to be worthless.

DDR Systems, Inc. May Lose Its Reach Technologies Inc. License If It Fails to Meet Its Minimum Purchase Requirements

DDR Systems, Inc. may be unable to meet the minimum purchase requirements under its license with Reach Technologies Inc., which could result in the loss of its license. This could prevent DDR Systems, Inc. from implementing its business plan, and could cause its stock to be worthless. DDR Systems, Inc. currently has no prospective purchasers lined up, it does not intend to meet its minimum purchase requirement simply by stockpiling an inventory of the Reach Technologies Inc. licensed product line. If DDR Systems, Inc. does not meet its minimum purchase requirement it would be deemed to be in default under its License Agreement with Reach Technologies Inc.. Reach Technologies Inc. would then be able to terminate DDR Systems, Inc.'s license rights to the Reach Technologies Inc. licensed product line.

Increases In The Reach Technologies Inc. Licensed Product Line Prices Could Destroy DDR Systems, Inc.'s Potential For Future Profitability

Any material price increases by Reach Technologies Inc. could decrease or eliminate DDR Systems, Inc.'s potential profitability. Reach Technologies Inc. has the right to increase the Reach Technologies Inc. licensed product line prices on 30 days notice by revising its published pricing schedule.

DDR Systems, Inc. May Compensate Service Providers By Issuing Stock

DDR Systems, Inc. might seek to compensate providers of services by issuance of stock in lieu of cash. Any such stock issuance would dilute ownership interests of shareholders. For example, it is possible that DDR Systems, Inc. would grant stock to compensate its marketing and sales personnel with stock options. Irrespective of whether DDR Systems, Inc.'s cash assets prove to be inadequate to meet its operational needs, DDR Systems, Inc. might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

Competitors Could Develop Alternative And More Cost-Effective Data Recorder Products To Compete Directly In The Telemetry And Remote Sensing Marketplace

DDR Systems, Inc.'s products compete against those of other established companies, some of which have greater financial, marketing and other resources than those of DDR Systems, Inc. These competitors may be able to institute and sustain price wars, or develop products that could perform similar to or better than the Reach Technologies Inc. licensed product line, resulting in a reduction of DDR Systems, Inc.'s share of the market and limiting or eliminating the profitability. In addition, there are no significant barriers to new competitors entering the market place.

DDR Systems, Inc.'s Significant Shareholder Could Sell His Control Block To An Outside Party.

DDR Systems, Inc.'s significant shareholder could sell his control block to an outside party resulting in a majority of the voting power being transferred to the purchaser(s). The result could be that new shareholder(s) would control DDR Systems, Inc. and persons unknown could replace DDR Systems, Inc.'s management. It is uncertain whether any such replacements would continue to implement DDR Systems, Inc.'s current business plan.

Heavy Dependence on One Individual Who Will Not Devote His Full Time and Attention to DDR Systems, Inc.'s Affairs Could Result in Delays or Business Failure

Glenn Jones is serving as President and a Director. Loss of Mr. Jones's services may hamper DDR Systems, Inc.'s ability to implement its business plan, and could cause its stock to be worthless. DDR Systems, Inc. has found that Mr. Jones's inability to devote his full time and attention to DDR Systems, Inc.'s affairs has resulted in delays in progress towards the implementation of its business plan. Mr. Jones's inability to devote his full time and attention to DDR Systems, Inc.'s affairs may also result in a failure to implement its business plan. DDR Systems, Inc. is heavily dependent upon the skills, talents and abilities of Mr. Jones to implement its business plan. Because investors will not be able to evaluate the merits of DDR Systems, Inc.'s business decisions, they should carefully and critically assess Mr. Jones's background. See "Directors and Executive Officers".

Heavy Dependence on One Individual Who Has Little Marketing Experience

Because of lack of marketing experience, DDR Systems, Inc. may overestimate the marketability of the Reach Technologies Inc. licensed product line and may underestimate the costs and difficulties associated with selling and distributing the Reach Technologies Inc. licensed product line. Any such unanticipated costs or difficulties could prevent DDR Systems, Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock. Mr. Jones has no experience in implementing an extensive sales campaign for the Reach Technologies Inc. licensed product line. Mr. Jones is not a sales or marketing professional by trade.

DDR Systems, Inc. Does Not Have Any Employment Agreements With Its Officers And Directors

If DDR Systems, Inc. loses the services of its president, Mr. Jones or its Chief Financial Officer, Ms. Finnigan, or if one or both should decide to join a competitor or otherwise compete directly or indirectly with DDR Systems, Inc., technical or financial information could be used or provided to a competitor causing DDR Systems, Inc.'s stock to be worthless. DDR Systems, Inc. does not have an employment agreement with Mr. Jones or Ms. Finnigan. As a result, there is no assurance that they will continue to manage DDR Systems, Inc.'s affairs in the future.

DDR Systems, Inc. Has Not Obtained Key Man Life Insurance For Its Officers And Directors

DDR Systems, Inc. has not obtained a key man life insurance policy on either its president, Mr. Jones or its Chief Financial Officer, Ms. Finnigan. As a result, DDR Systems, Inc. may not be able to replace either Mr. Jones or Ms. Finnigan should a serious accident befall one or both of them.

DDR Systems, Inc. May Consider  Business Combinations

DDR Systems, Inc. may make investments in or acquire complementary products, technologies and businesses, or a business completely unrelated to DDR Systems, Inc.'s current business plan. DDR Systems, Inc. may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result could be that new shareholder(s) would control DDR Systems, Inc. and persons unknown could replace DDR Systems, Inc.'s management. It is uncertain whether any such replacements would continue to implement DDR Systems, Inc.'s current business plan. DDR Systems, Inc. has had no discussions with third parties regarding business opportunities and there currently are no business acquisitions that are probable.

DDR May Enter In To New Line of Business Which Investors Could Not Evaluate

In the event of a business combination, acquisition, or change in shareholder control, DDR may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. DDR may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to DDR's current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of DDR's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace DDR's management. New management may decide not to continue to implement DDR's current business plan, and may decide to enter into a business completely unrelated to DDR's current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in DDR.

Potential Business Combinations Could Be Difficult to Integrate and Disrupt Business.

If DDR Systems, Inc. acquires a company, it could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. In addition, the key personnel of the acquired company may decide not to work for DDR Systems, Inc. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could increase DDR Systems, Inc.'s operating costs.

Potential Business Combinations Could Increase Operating Costs.

DDR Systems, Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operation losses (if any) of a business entity that is acquired.

DDR Systems, Inc. May Undertake Investment Risks That Are Dilutive

Any asset acquisition or business combination would likely include the issuance of a significant amount of DDR Systems, Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock.

DDR Systems, Inc. May Undertake Investment Risks That Shareholders Might Not Otherwise Accept

DDR Systems, Inc.'s stockholders could lose their entire investment on a business decision they did not get to evaluate at the time of investing in DDR Systems, Inc.. Depending on the nature of the transaction, DDR Systems, Inc.'s stockholders may not have an opportunity to vote on whether to approve it. As a result, DDR Systems, Inc.'s management could enter into a transaction that an investor would not want to invest in.

Financial Risks

DDR Systems, Inc. Has No Operating History and Financial Results Are Uncertain

There is no assurance that DDR Systems, Inc. will provide a return on investment in the future. DDR Systems, Inc. has not achieved profitability, and expects to incur net losses for the foreseeable future. As a result of DDR Systems, Inc.'s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. DDR Systems, Inc. is a relatively young company with no history of earnings or profits, its revenue and income potential is unproved and its business model is still emerging.

DDR Systems, Inc.'s May Not Achieve And Then Sustain Favorable Operating Results

If DDR Systems, Inc. does not become profitable, it may be unable to maintain its Reach Technologies Inc. License, which would eliminate its sole product line. If DDR Systems, Inc. does achieve profitability, it cannot be certain that it will sustain or increase it. An investor in DDR Systems, Inc.'s common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. DDR Systems, Inc.'s ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to identifying and marketing to prospective purchasers and expense of entering into a new business opportunity.

Significant Operation Expenditures May Prevent DDR Systems, Inc. From Achieving Profitability.

DDR Systems, Inc. expects to significantly increase its operating expenses in order to market and distribute the Reach Technologies Inc. licensed product line. In addition, Reach Technologies Inc. has the right to increase its prices to DDR Systems, Inc. on 30 days notice. As a result it may not generate enough revenue to achieve profitability.

DDR Systems, Inc. Will Need Additional Financing Which Rank Ahead Of Shareholder's Interests.

DDR Systems, Inc. has very limited funds, and its funds are inadequate to implement its business plan. DDR Systems, Inc. will require substantial working capital to fund its business. If DDR Systems, Inc. raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution.

DDR Systems, Inc. May Not Be Able To Raise Additional Financing Needed For Its Business.

DDR Systems, Inc.'s ultimate success will depend on its ability to raise additional capital. Failure to raise the necessary funds in a timely fashion will severely limit DDR Systems, Inc.'s operations and it would be unable to implement its business plan. No commitments to provide additional funds have been made by management or other shareholders. DDR Systems, Inc. has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to DDR Systems, Inc.

Risks Related to the Securities Market

DDR Systems, Inc. Common Stock Has No Prior Market, And Prices May Decline After The Offering

There is no public market for DDR Systems, Inc.'s common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of DDR Systems, Inc.'s common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for DDR Systems, Inc.'s common stock may not develop or be sustained. All of DDR Systems, Inc.'s outstanding shares, except for those of Glenn Jones's, are being registered for sale pursuant to this offering. If DDR Systems, Inc.'s selling stockholders sell substantial amounts of common stock in the public market, the market price of DDR Systems, Inc.'s common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of DDR Systems, Inc.'s securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in DDR Systems, Inc.'s common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in DDR Systems, Inc. stock.

Investors May Face Significant Restrictions on the Resale of DDR Systems, Inc. Stock Due to State Blue Sky

Because DDR Systems, Inc.'s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy DDR Systems, Inc.'s securities. Investors may be unable to sell their stock in DDR Systems, Inc. Accordingly, investors should consider the secondary market for DDR Systems, Inc.'s securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

Investors May Face Significant Restrictions on the Resale of DDR Systems, Inc. Stock Due to Federal Penny Stock Regulations

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because DDR Systems, Inc.'s securities will constitute "penny stock" within the meaning of the rules, the rules would apply to DDR Systems, Inc. and its securities. The rules may further affect the ability of owners of DDR Systems, Inc.'s shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

 .    control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

 .    manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

 .    "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

 .    excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

 .    the wholesale dumping of the same securities by promoters and broker-
dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                USE OF PROCEEDS

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, DDR Systems, Inc. will not receive any proceeds from the sale of stock being offered.

                        DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing DDR Systems, Inc.'s shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock. DDR Systems, Inc. has 12,300,000 shares of common stock issued and outstanding, of which 10,000,000 shares were issued on June 3, 1999 at $0.001 per share, and 2,300,000
shares were issued on December 5, 1999.   All stock was issued based on a
valuation by the Board of Directors. No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR Systems, Inc. common stock were sold at a price of $0.045 per share.
                                   DILUTION

This offering is for sales of stock by existing DDR Systems, Inc. shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of DDR Systems, Inc.'s shares may not bear any rational relationship to net tangible book value per share.
                             SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering. Other than as disclosed below, no selling shareholder holds or has held during the past three years any position, office, or other material relationship with DDR Systems, Inc.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Number of
                                    Position with                   Number of             Number of               Shares After
Name                                  Company                     Shares Owned         Shares Offered               Sale/1/
------------------------------------------------------------------------------------------------------------------------------
Green Grove Trading Limited               None                        575,000                575,000                     0
------------------------------------------------------------------------------------------------------------------------------
World Wise Traders Limited                None                        575,000                575,000                     0
------------------------------------------------------------------------------------------------------------------------------
Gauntlett Limited                         None                        575,000                575,000                     0
------------------------------------------------------------------------------------------------------------------------------
Valonia Limited                           None                        575,000                575,000                     0
------------------------------------------------------------------------------------------------------------------------------

/1/    This table assumes that each of the above named shareholders will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

                             PLAN OF DISTRIBUTION

This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. DDR Systems, Inc. has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if DDR Systems, Inc.'s stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction. The selling shareholders have not entered into any arrangements, or understandings with any brokers or dealers to facilitate the sale of DDR Systems, Inc.'s stock.

No public market currently exists for shares of DDR Systems, Inc.'s common stock. DDR Systems, Inc. intends to apply to have its shares traded on the OTC bulletin board under the symbol "DDRS". DDR Systems, Inc. has not taken any actions to have its shares traded on the OTC bulletin board.

                         DESCRIPTION OF CAPITAL STOCK

The following description of DDR Systems, Inc.'s capital stock is a summary of the material terms of DDR Systems, Inc.'s capital stock and does not purport to be complete. This summary is subject to and qualified in its entirety by DDR Systems, Inc.'s articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Washington State law.

DDR Systems, Inc.'s authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share and 20,000,000 of preferred stock, par value $.001 per share. Immediately prior to this offering, 12,300,000 common shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of DDR Systems, Inc.'s common stock.

Because the holders of shares of DDR Systems, Inc.'s common stock do not have cumulative voting rights, the holders of more than 50% of DDR Systems, Inc.'s outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of DDR Systems, Inc.'s directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of DDR Systems, Inc., holders are entitled to receive, ratably, the net assets of DDR Systems, Inc. available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of DDR Systems, Inc.'s common stock are issued, the relative interests of existing shareholders may be diluted.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither Bedinger & Co (Auditors) or Vandeberg Johnson & Gandara (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of DDR Systems, Inc.'s common stock.

                            DESCRIPTION OF BUSINESS

General

DDR Systems, Inc. was incorporated under the laws of the State of Washington on June 3, 1999, and is in its early developmental and promotional stages. To date, DDR Systems, Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. DDR Systems, Inc. has not commenced commercial operations. DDR Systems, Inc. has no full time employees and owns no real estate.

Product Description

DDR Systems, Inc.'s principal asset is a licensed Digital Data Recorder product line. Simply put the Digital Data Recorders are high speed digital tape recorders that are capable of recording information relayed by several types of satellites and aircraft. The recorder operates basically the same as a VCR with all the same play, fast forward, rewind, record, scheduled operation, etc. functions. The product line is unique in that it can record information from satellites at speeds required by those satellites. The licensed product line consists of Digital Data Recorders capable of recording at speeds up to 40 Megabits per second. The Digital Data Recorders that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions. These products provide low cost portable digital data recording and playback to the satellite and aircraft telemetry industries.

The License

On June 3, 1999, DDR Systems, Inc. acquired from Reach Technologies Inc. the rights to distribute the Reach Technologies Inc. Digital Data Recorder product line for the purpose of selling the product in the telemetry and remote sensing marketplace. DDR Systems, Inc., which at the time was owned by a one third shareholder in Reach Technologies Inc., paid for the license by issuing stock to the shareholder in Reach Technologies Inc. There were no negotiations between the parties with regard to the acquisition.

DDR Systems, Inc.'s business plan is to conduct a market analysis, and then hire sales staff to begin marketing the Digital Data Recorder product line.

Under its license with Reach Technologies Inc., DDR Systems, Inc. has the exclusive right to distribute and market the Reach Technologies Inc. licensed product line in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee for an initial period beginning June 3, 1999, expiring January 31, 2003. To retain this right, DDR Systems, Inc. must purchase a minimum amount of product based on pricing established in the license agreement during each of the three years of its license, beginning February 1, 2000. DDR Systems, Inc. is required to purchase $50,000 of the product by January 31, 2001, and a further $100,000 by January 31, 2002, and a further $100,000 by 2003 to retain its license. The current price to DDR Systems, Inc. for the product line is as follows:

Product                                       Model Number           Wholesale Price
                                                                       (US Dollars)
Digital Data Recorder (benchtop)
DAT based recorder                        DDR-4mm                                12,170
Exabyte based recorder                    DDR-8mm                                13,650
DLT based recorder                        DDR-DLT                                16,700

Digital Data Recorder (portable)
(PRICE DOES NOT INCLUDE IBM LAPTOP PC)
DAT based recorder                        DDR-P-4mm                              12,170
Exabyte based portable                    DDR-P-8mm                              13,220



Digital Data Recorder (options)
RS-422 I/O option (2 channels)            DDR-RS422                                 870
Differential ECL I/O option               DDR-ECL                                   870
Additional PCM Channel                    DDR-PCM                                 3,480
IRIG Time Code input option               DDR-IRIG                                1,740
GPS Time input option                     DDR-GPS                                 2,610
2 GB High Speed Disk option               DDR-Disk-2GB                              870
4 GB High Speed Disk option               DDR-Disk-4GB                            1,300
Shipping case for portable                DDR-Case                                  390

Reach Technologies Inc. may change the price on 30 days' notice.

The license agreement expires January 30, 2003, and may be renewed by DDR Systems, Inc. for additional three year periods so long as DDR Systems, Inc. is not in default. Any renewal agreement will be subject to the same minimum purchase requirement structure except that the minimum purchase amount in each year would be calculated as the greater of $120,000 and 65% of DDR Systems, Inc.'s prior years audited revenue. The agreement may be terminated by DDR Systems, Inc. at any time upon notice to Reach Technologies Inc., and by Reach Technologies Inc. for cause, which includes breach of the agreement; the bankruptcy or insolvency of DDR Systems, Inc.; or the conviction of DDR Systems, Inc., its officers or directors, of any crime involving moral turpitude.

Background To Development Of The Product

Reach Technologies Inc. began developing its Data Recorder product line in 1993. These Digital Data Recorders are used in satellite ground station development and operations as well as aircraft testing. The licensed product line consists of a Digital Data Recorder that can record radio telemetry data, from satellites or aircraft, onto magnetic recording tape or disk at serial data rates up to 40 Megabits per second. The recorded information can be played back using the same unit. This products support several digital tape formats for low data rates as well as fixed and removable hard disks.

These products, to be sold by DDR Systems, Inc. provide low cost portable digital data recording and playback to the satellite and aircraft telemetry industries. The products do this by relying on high performance personal computers, advanced digital tape and modern hard disk technology, custom hardware developments and innovative ways to provide real-time data handling capabilities to the non real-time Microsoft Windows 98 environment and in the Windows NT environment. The fastest product is in a range that satisfies the needs of many existing satellite systems.

The fields of science and technology that are involved in the technology include:
 .  Digital data recording devices;
 . computer software (real-time systems and graphical user interfaces); and . custom and off-the-shelf computer hardware.

The technology is proprietary and not patented. The technology behind the licensed product line was developed when Reach Technologies realized that many data recorder products were not user friendly and did not support commercial-off-the-shelf (COTS) disk and tape transports. This meant that competitors had high life cycle costs as a result of expensive media, increased maintenance, and calibration requirements. By supporting COTS the product line was able to gain a competitive edge against long established competitors in the industry. All the Digital Data Recorders share the same architecture and support the same transport devices. The difference between models is in the supported telemetry interfaces and the maximum sustained serial data rates for recording and playback.

Reach Technologies Inc. has successfully sold and installed its Digital Data Recorder with sixteen companies, many of which are fortune 500.

About The Product

DDR Systems, Inc.'s Digital Data Recorders are designed and manufactured for the aerospace market. These recorders are designed for use in both operational telemetry systems and for the development of telemetry systems. They are suitable for spacecraft to ground telemetry recording and aircraft to ground telemetry recording.

The Digital Data Recorders are designed for recording synchronous serial telemetry data with data rates from 0 to 40 Mbps.

The Digital Data Recorders are used to record and play serial telemetry data to and from magnetic media. Both tape and disk media are supported. The many features, including scheduled operation, flexible Input/Output, and data manipulation, make the recorder ideal for operational data collection systems and for telemetry system development.

The Digital Data Recorders have a system architecture that provides support for multiple recording devices and external interfaces. This architecture supports the generation, manipulation, and analysis of telemetry data by the recorder. These features make the recorder a powerful tool in telemetry applications. The recorder consists of transport applications that control the recording media, interface applications that control the external interfaces, and a Connection Manager that controls the inter-connection and communication between these devices. The Digital Data Recorder is based on the standard Intel PC platform running either Windows 98 or Windows NT.

The Digital Data Recorder supports commercial-off-the-shelf (COTS) disk and tape transports with SCSI interfaces. The use of COTS components provides low life cycle costs as a result of inexpensive media, reduced maintenance, and no calibration requirements. Selection of the recording media is based on the maximum data rate, recording duration, and cost considerations.

Application Of Product To The Telemetry And Remote Sensing Marketplace

DDR Systems, Inc. believes that the Digital Data Recorder product can be successfully sold into the telemetry and remote sensing marketplace. In general competitors do not support COTS and as a result their products are expensive to manufacture and support. Reach Technologies (the Licenser) has, with little or no marketing budget, successfully installed several data recorders with major companies in the telemetry and remote sensing marketplace, effectively establishing a small presence in the industry. DDR Systems, Inc. believes that with a marketing budget and with quality product and people it will be able to successfully compete with larger more established companies.

Short-Term Plan of Operation For the Period Ending January 31, 2001

The initial step that DDR Systems, Inc. plans to take is to identify target companies and develop a sales force to approach these companies. Once target companies are identified, DDR Systems, Inc. will develop a marketing budget.
DDR Systems, Inc. anticipates that it would raise the required budget capital by one or more private offerings of its common stock.

DDR Systems, Inc. plans to cooperate with and future licensees that have license rights in other territories to establish referral sale relationships. To date no other company has received a license. DDR Systems, Inc. is therefore unable to elaborate on what if any those arrangements might be.

Reach Technologies Inc. has indicated that experience shows the typical sales cycle for the product is 6 to 8 months from lead generation to order. The license agreement with Reach Technologies Inc. that provides the rights to distribute the product includes a minimum purchase requirement that must be met by January 31, 2001, 2002 and 2003. Because the sales cycle is typically long and the offering under this prospectus is solely for selling shareholders, DDR Systems, Inc. will need to raise funds to develop its license rights. By raising additional funds through the sale of common stock or securities convertible into common stock, the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock will be diluted.

Although the product offers low life cycle costs as a result of inexpensive media, reduced maintenance, and no calibration requirements, there is no guarantee that the telemetry and remote sensing marketplace, the primary target market, will conclude that reduced costs are worth not dealing with established companies already in the marketplace. DDR Systems, Inc. recognizes this fact.
To address this possibility, DDR Systems, Inc. does not discount other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. DDR Systems, Inc.'s officer and director, Glenn Jones, may devote a portion of the time he devotes to DDR Systems, Inc. evaluating business opportunities that may be available. DDR Systems, Inc. has had no discussions with any third parties regarding business opportunities. Any asset acquisition or business combination would likely include the issuance of a significant amount of DDR Systems, Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock.

Industry Conditions and Competition

DDR Systems, Inc. is currently aware several products that compete directly in its primary target market but is unaware of any other product that uses a
standard PC platform running Windows to implement the recorder.   It is possible
that another company could develop a similar product that uses a standard PC platform running Windows to implement the recorder to compete directly with DDR Systems, Inc.'s product. DDR Systems, Inc. may have to compete with such companies in the future. DDR Systems, Inc. does not yet know whether the sale of the product will result in profitability. It does know, however, that if the application turns out to be successful, it will hold an exclusive license in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and for an initial period beginning June 3, 1999, expiring January 31, 2003, as long as it meets its minimum purchase requirements.

Employees

DDR Systems, Inc. is a development stage company and currently has no employees. DDR Systems, Inc. is currently managed by Glenn Jones and Katherine Finnigan, its only officers and directors. DDR Systems, Inc. looks to Mr. Jones for his entrepreneurial skills and talents. His experience includes working with Reach Technologies Inc. since its inception in 1993. He has spent years working for large high tech companies like Hewlett Packard (2 years) and Macdonald Dettwiler and Associates (10 years). DDR Systems, Inc. looks to Ms. Finnigan for her financial skills and talents. Ms. Finnigan has extensive financial experience, covering a broad spectrum of businesses. Her experience includes working for a mutual fund and most recently as the Director of Finance for an Internet service provider. For a complete discussion of Mr. Jones' and Ms. Finnigan's experience, please see "Directors and Executive Officers."

Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Once DDR Systems, Inc. completes its marketing plan, its priority will shift to implementing that plan. The marketing plan would focus on two major goals: identifying the most likely prospects for installing the Digital Data Recorders and retaining one or more qualified individuals to market product to those prospects. DDR Systems, Inc. would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in DDR Systems, Inc., which would dilute the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock.

Available Information

DDR Systems, Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to DDR Systems, Inc. and its common stock, see the registration statement and the exhibits and schedules thereto. Any document DDR Systems, Inc. files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. DDR Systems, Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, DDR Systems, Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                            DESCRIPTION OF PROPERTY

DDR Systems, Inc. currently maintains limited office space, occupied by Mr. Jones, for which it pays no rent. Its address is 3650 West 30/th/ Avenue, Vancouver, British Columbia V6S 1W8, CANADA, and its phone number is (604) 454-8377. DDR Systems, Inc. does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented, at which time it may need office facilities. It is intended that any such facilities would be located in Blaine or Ferndale, Washington.

                               LEGAL PROCEEDINGS

DDR Systems, Inc. is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against DDR Systems, Inc. or its property contemplated by any governmental authority.

                   MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                      STOCK AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for DDR Systems, Inc.'s securities. DDR Systems, Inc. has no common equity subject to outstanding purchase options or warrants. DDR Systems, Inc. has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that DDR Systems, Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by DDR Systems, Inc.. The principal operations of DDR Systems, Inc. have not yet commenced.

DDR Systems, Inc. has 12,300,000 shares of common stock issued and outstanding, of which 10,000,000 shares were issued on June 3, 1999 at $0.001 per share,
2,300,000 shares were issued on December 5, 1999.   All stock was
issued based on a valuation by the Board of Directors. No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR Systems, Inc. common stock were sold from treasury at a price of $0.45 per share.

Upon effectiveness of the registration statement that includes this prospectus,
2.3 million of DDR Systems, Inc.'s 12.3 million outstanding shares will be eligible for sale.

To date DDR Systems, Inc. has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon DDR Systems, Inc.'s future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                            SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from June 3, 1998, (inception) to the eight months ended, and the balance sheet data at December 31, 1999, are derived from DDR Systems, Inc.'s audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                                                                             Inception to
                                                                                          December 31, 1999
                                                                                    ------------------------------
STATEMENT OF OPERATIONS DATA:
Net sales                                                                                        $Nil
                                                                                                 ====

Loss from continuing operations                                                                $ 17,066
                                                                                               ========

Loss per share from continuing operations                                                        $Nil
                                                                                                 ====

                                                                                                As of
                                                                                          December 31, 1999
BALANCE SHEET DATA:
Total assets                                                                                  $105,577
                                                                                              ========

Total liabilities                                                                             $ 19,143
                                                                                              ========

DDR Systems, Inc. is in its early developmental and promotional stages. To date, DDR Systems, Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. DDR Systems, Inc. has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that DDR Systems, Inc. expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                                      OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. DDR Systems, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by DDR Systems, Inc. described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with DDR Systems, Inc.'s Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

During the period from June 3, 1999, (inception) through the seven months ended December 31, 1999, DDR Systems, Inc. has engaged in no significant operations other than organizational activities, acquisition of the rights to market the Reach Technologies Inc. licensed product line and preparation for registration of its securities under the Securities Act of 1933. No revenues were received by DDR Systems, Inc. during this period.

For the current fiscal year, DDR Systems, Inc. anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. DDR Systems, Inc. expects that expenses such as state annual report fees, qualifications to do business and the like, including related attorney fees, will not exceed $10,000. The costs associated with filing this registration statement, and DDR Systems, Inc.'s expenses associated with applying for DDR Systems, Inc.'s shares to trade on the OTC bulletin board are not expected to exceed $29,000 and will be expensed. The extent of these costs will depend primarily on the states in which a market maker would want DDR Systems, Inc.'s shares to be qualified.
With respect to costs of implementing its business plan, it is difficult to estimate DDR Systems, Inc.'s cost of a market analysis. DDR Systems, Inc. estimates the total cost of market analysis, assuming difficulty in gathering information and other unforeseen difficulties, would not exceed $40,000. DDR Systems, Inc. anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business. DDR Systems, Inc. anticipates that current fiscal year losses will be approximately to $100,000.

Liquidity and Capital Resources

DDR Systems, Inc. remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, DDR Systems, Inc.'s balance sheet as of December 31, 1999, reflects total assets of $115,577 in the form of cash, furniture and equipment and the license agreement with Reach Technologies Inc.

DDR Systems, Inc. expects to carry out its plan of business discussed above. In addition, DDR Systems, Inc. may engage in a combination with another business. DDR Systems, Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which DDR Systems, Inc. may eventually combine. DDR Systems, Inc. has not engaged in discussions concerning potential business combinations and there currently are no business acquisitions that are probable.

DDR Systems, Inc. may need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to DDR Systems, Inc. or at all. DDR Systems, Inc. has no commitments for capital expenditures.

                       CHANGES IN AND DISAGREEMENTS WITH
              ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Bedinger & Company has served as DDR Systems, Inc.'s independent auditor since inception, and DDR Systems, Inc. has not had any dispute with Bedinger & Company over accounting or financial disclosure.

                       DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of DDR Systems, Inc.:

-----------------------------------------------------------------------------------------------------------
NAME                             AGE                                   POSITION
-----------------------------------------------------------------------------------------------------------
Glenn Jones                           38   President, Secretary, Treasurer, Director
-----------------------------------------------------------------------------------------------------------
Katherine Finnigan                    34   Chief Financial Officer
-----------------------------------------------------------------------------------------------------------

Mr. Jones became a director and officer of DDR Systems, Inc.'s in June 1999. In 1986, Mr. Jones graduated from the University of British Columbia with a degree in Electrical Engineering. During the past seven years, Mr. Jones has worked with Reach Technologies Inc. as a Director and the head of research and development. While initially working with Reach Technologies, Inc., Mr. Jones worked for two years as an engineer in the Telcom Test Division of Hewlett Packard. Mr. Jones has also worked for ten years as an engineer with MacDonald Dettwiler and Associates (a wholly owned subsidiary of Orbital Sciences Inc.), a Satellite Ground Station developer. Mr. Jones devotes approximately 40% of his time to his position in Reach Technologies, Inc., conducting research and development.

Ms. Finnigan became a director and officer of DDR Systems, Inc.'s in December 1999. During the past 4 years, Ms. Finnigan has worked as the Director of Finance of Axion Internet, Inc., an Internet service provider. In the prior 2 years, Ms. Finnigan worked in corporate accounting for Planvest financial, a mutual fund dealer and subsidiary of CM Oliver, Inc. a brokerage house. Prior to that Ms. Finnigan was the Chief Financial Officer of the Kinsman Rehabilitation
Foundation, a non profit organization.   Ms. Finnigan brings extensive financial
experience drawn from the broad spectrum of businesses described above.

The directors named above will serve until the first annual meeting of DDR Systems, Inc.'s shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors. No employment agreements currently exist or are being contemplated. There is no arrangement or understanding between the directors and officers of DDR Systems, Inc. and any other person pursuant to which any director or officer is to be selected as a director or officer.

The directors and officers of DDR Systems, Inc. will devote their time to DDR Systems, Inc.'s affairs on an "as needed" basis. As a result, the actual amount of time that they will devote to DDR Systems, Inc.'s affairs is not consistent and is likely to vary substantially from month to month.

                            EXECUTIVE COMPENSATION

No officer or director has received any remuneration from DDR Systems, Inc. Although there is no current plan in existence, it is possible that DDR Systems, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of DDR Systems, Inc.'s business plan. DDR Systems, Inc. has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. DDR Systems, Inc. has no employment contract or compensatory plan or arrangement with any executive officer of DDR Systems, Inc. The Directors currently do not receive any cash compensation from DDR Systems, Inc. for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 1999:
 . DDR Systems, Inc.'s outstanding common stock owned or beneficially owned by each executive officer and director;

 . DDR Systems, Inc.'s outstanding common stock owned or beneficially owned by each person who owned of record, or was known by DDR Systems, Inc. to own beneficially, more than 5% of DDR Systems, Inc.'s common stock;
 . The shareholdings of all executive officers and directors as a group.

------------------------------------------------------------------------------------------------------------------------
                                                                                                      Percentage of
Name                                                                            Shares Owned           Shares Owned
------------------------------------------------------------------------------------------------------------------------
Glenn Jones, President, Secretary, Treasurer, and Director                            10,000,000                  81.2%
W 12/th/ Ave
Vancouver, B.C. Canada V6
------------------------------------------------------------------------------------------------------------------------
ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP (2 Individual)                          10,000,000                  81.2%
------------------------------------------------------------------------------------------------------------------------

All shares are held of record and each record shareholder has sole voting and investment power. DDR Systems, Inc. knows of no one who has the right to acquire beneficial ownership in DDR Systems, Inc. common stock. Other than the sale of DDR Systems, Inc. stock contemplated by this prospectus, there are no arrangements known to DDR Systems, Inc. the operation of which may at a subsequent date result in a change of control of DDR Systems, Inc.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below, no director, executive officer or nominee for election as a director of DDR Systems, Inc., and no owner of five percent or more of DDR Systems, Inc.'s outstanding shares or any member of their immediate family has entered into or proposed any transaction (other than the license agreement itself) in which the amount involved exceeds $60,000. The initial shareholder, Glenn Jones, is an one third shareholder in Reach Technologies Inc., the licenser of DDR Systems, Inc.'s right to distribute the Reach Technologies Inc. licensed product line. If DDR Systems, Inc. succeeds in implementing its business plan, DDR Systems, Inc. will make payments to Reach Technologies Inc. in the future that will exceed $60,000, although the resulting benefits to Mr. Jones may not exceed $60,000.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

DDR Systems, Inc.'s bylaws provide that DDR Systems, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of DDR Systems, Inc., absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling DDR Systems, Inc. pursuant to the forgoing provisions, DDR Systems, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                         INDEX TO FINANCIAL STATEMENTS

DDR Systems, Inc.
(A Development Stage Company)

Independent Auditor's Report                                                                             F-2

Balance Sheet as of December 31, 1999..........................................................          F-3

Statement of Operations from June 3, 1999 (Date of Inception) to December 31, 1999.............          F-4

Statement of Stockholders' Equity from June 3, 1999 (Date of Inception) to December 31, 1999...          F-5

Statement of Cash Flows from June 3, 1999 (Date of Inception) to December 31, 1999.............          F-6

Notes to the Financial Statements..............................................................   F-7 to F-8


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



                                                                January 21, 2000


Board of Directors
DDR Systems, Inc.
Vancouver, B. C. Canada

We have audited the accompanying balance sheet of DDR Systems, Inc. (Company), as of December 31, 1999 and the related statements of operations and accumulated deficit, stockholders' equity and of cash flows for the seven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements at December 31, 1999 present fairly, in all material respects, the financial position of DDR Systems, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the seven month period then ended, in conformity with generally accepted accounting principles.


                                      /s/ Bedinger & Company

                                      Bedinger & Company
                                      Certified Public Accountants
                                      Walnut Creek, California

DDR SYSTEMS, INC,
BALANCE SHEET
DECEMBER 31, 1999
-------------------------------------------------------------------------------

ASSETS
------

CURRENT ASSETS
--------------
  Cash                                                                $ 103,500
                                                                      ---------

    TOTAL CURRENT ASSETS                                                103,500
                                                                      ---------

Furniture & equipment (net) (Note A)
  Cost                                                                    2,077
  Accumulated depreciation                                                 (242)
                                                                      ---------
  Net                                                                     1,835
                                                                      ---------

License agreement (Note B)
  Cost                                                                   10,000
  Accumulated amortization                                               (1,628)
                                                                      ---------
  Net                                                                     8,372
                                                                      ---------

    TOTAL ASSETS                                                      $ 113,707
                                                                      =========

CURRENT LIABILITIES
-------------------
  Accounts payable and accrued expenses                               $  19,143
                                                                      ---------

    TOTAL CURRENT LIABILITIES                                            19,143
                                                                      ---------

COMMITMENT (Note B)

STOCKHOLDERS' EQUITY (Note C)
-----------------------------
  Preferred stock, par value $,001; 20,000,000
    shares authorized; 0 issued and outstanding                            --
  Common stock, par value $,001; 100,000,000
    shares authorized; issued and outstanding 12,300,000                 12,300

  Additional paid in capital                                            101,200
  Accumulated deficit                                                   (18,936)
                                                                      ---------

    TOTAL STOCKHOLDERS' EQUITY                                           94,564
                                                                      ---------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                                            $ 113,707
                                                                      =========

                       See Notes to Financial Statements

DDR SYSTEMS, INC,
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
SEVEN MONTHS ENDED DECEMBER 31,1999
------------------------------------------------------------------------------

COSTS AND EXPENSES
------------------
   Communication                                           $      517
    Depreciation and amortization                               1,870
    Marketing and promotion                                     2,458
    Office                                                         13
    Professional fees                                           4,000
    Travel                                                     10,078
                                                            ---------

      TOTAL EXPENSES                                           18,936
                                                            ---------

NET LOSS                                                      (18,936)

ACCUMULATED DEFICIT:
    Beginning                                                   --
                                                            ---------

    Ending                                                  $ (18,936)
                                                            =========

BASIC AND DILUTED
LOSS PER SHARE (Note A)                                     $  (0.001)
                                                            =========

                       See Notes to Financial Statements

DDR SYSTEMS, INC,
STATEMENT OF STOCKHOLDERS' EQUITY
SEVEN MONTHS ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------

                                       Common Stock
                              ------------------------------        Additional
                                Number of                            Paid-in
                                 Shares          Amount              Capital
                             -------------  ---------------     --------------
BALANCES
  June 3, 1999                         --       $     --          $     --
  Shares issued
   during the period           12,300,000         12,300           101,200

BALANCES
                               ----------       --------          --------
  December 31, 1999            12,300,000       $ 12,300          $101,200
                               ==========       ========          ========

                       See Notes to Financial Statements

DDR SYSTEMS, INC.
STATEMENT OF CASH FLOWS
SEVEN MONTHS ENDED DECEMBER 31, 1999

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                              $(18,936)
          Adjustments to reconcile net  loss to
              net cash used by operating activities:
              Depreciation and amortization                        1,870

CHANGES IN CURRENT ASSETS AND CURRENT LIABILITIES:
          Increase in current liabilities:
              Accounts payable and accrued expenses               19,143
                                                                --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                          2,077
                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisition of furniture
              and equipment                                       (2,077)
          Acquisition of license agreement                       (10,000)

                                                                --------

NET CASH <USED> FOR INVESTING ACTIVITIES                         (12,077)
                                                                --------

CASH FLOWS FROM FINANCING ACTIVITIES:
          Sale of common stock                                   103,500
          Issuance of common stock for license agreeme            10,000

                                                                --------

NET CASH PROVIDED  BY FINANCING
           ACTIVITIES                                            113,500
                                                                --------

NET INCREASE IN CASH                                             103,500

CASH, beginning of period                                              -
                                                                --------

CASH, end of period                                             $103,500
                                                                ========

SUPPLEMENTAL DISCLOSURE:

No significant amounts of interest or taxes were paid during the period shown above.

                       See Notes to Financial Statements

DDR SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEVEN MONTHS ENDED DECEMBER 31, 1999

-----------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
--------------------------------------------------------------------
POLICIES
--------


Organization
------------

The Company was incorporated under the laws of the state of Washington on June 3, 1999. On June 3, 1999, the Company entered into an agreement with Reach Technologies, Inc., a Washington Corporation. Under the terms of this agreement and concurrent with incorporation, the Company issued 10,000,000 of its common stock to Glenn Jones, the President of Reach Technologies, Inc, The agreement allows the Company to sell a digital data recorder product line in the northeastern United States.

The Company's principal business plan is to seek immediate earnings by exploiting the license agreement with Reach Technologies, Inc. The Company plans to conduct market analysis, hire sales staff and begin marketing the Digital Data Recorder product line.

Summary of Significant Accounting Principles
--------------------------------------------

a. Accounting estimates
-----------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b.  Basic earnings per share
----------------------------

Basic loss per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure with no significant potential common shares. Basic loss per share is calculated on the weighted average number of common shares outstanding during the period (1999-12,300,000).

DDR SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEVEN MONTHS ENDED DECEMBER 31, 1999

-----------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Summary of Significant Accounting Principles
--------------------------------------------

c.  Office furniture and equipment
----------------------------------

Office furniture and equipment purchases are capitalized and the cost depreciated over the estimated useful lives of the related assets, generally five to seven years. Office furniture and equipment abandoned is written off at the time of the abandonment.

d. License agreement
--------------------

The license agreement with Reach Technologies Inc. has been capitalized and the cost will be amortized over the estimate useful life of the asset - three years and seven months, commencing in June 3, 1999.

e. Issuance of Common Stock
---------------------------

The issuance of common stock for other than cash is recorded by the Company at managements estimate of the fair value of the assets acquired or service rendered.

f. Income taxes
---------------

No taxes are payable for the seven months ended December 31, 1999. See Note D regarding the net operating loss carryforward

NOTE B - LICENSE AGREEMENT WITH RELATED PARTY
---------------------------------------------

On June 3, 1999, DDR Systems, Inc acquired from Reach Technologies, Inc. the rights to distribute the Reach Technologies Inc. Digital Date Recorder product line for the purpose of selling the product in the telemetry and remote sensing marketplace. The licensed product line consists of 0 to 40 Megabit per second Digital Data Recorders that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions. DDR Systems, Inc., which at the time was owned by one investor-participant in Reach Technologies Inc. paid for the license by issuing stock to the innestar-participant in Reach Technologies, Inc.

DDR SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEVEN MONTHS ENDED DECEMBER 31, 1999

-----------------------------------------------------------

Under license with Reach Technologies, Inc., DDR Systems, Inc. has the exclusive right to distribute and market the Reach Technologies, Inc. licensed product line in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York,

NOTE B - LICENSE AGREEMENT (Continued)
--------------------------------------

Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee for an initial period beginning June 3, 1999, expiring January 31, 2003. To retain this right, DDR Systems, Inc. must purchase a minimum amount of product based on pricing established in the license agreement during each of the two years of its license, beginning February 1, 2000. DDR systems, Inc. is required to purchase $50,000 of the Reach Technologies Inc. licensed product line by January 31, 2001, a further $100,000 by January 31, 2002, and a further $100,000 by 2003 to retain its license. The current price for the Reach Technologies Inc. licensed product line is as follows:

Product                                         Model Number                   Wholesale Price
                                                                               (US Dollars)
Digital Date Recorder (benchtop)
DAT based recorder                              DDR-4mm                        $12,170
Exabyte based recorder                          DDR-8mm                         13,650
DLT based recorder                              DDR-DLT                         16,700

Digital Date Recorder (portable)
(price does not include IBM
Laptop PC)
DAT based recorder                              DDR-P-4mm                       12,170
Exabyte based Portable                          DDR-P-8mm                       13,220

Digital Date Recorder (options)
RS-422 I/O option (2 channels)                  DDR-RS422                          870
Differential ECL I/O option                     DDR-ECL                            870
Additional PCM Channel                          DDR-PCM                          3,480
IRIG Time Code input option                     DDR-IRIG                         1,740
GPS Time input option                           DDR-GPS                          2,610
2 GB High Speed Disk option                     DDR-Disk-2GB                       870
4 GB High Speed Disk option                     DDR-Disk-2GB                     1,300
Shipping case for portable                      DDR-Case                          390

DDR SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEVEN MONTHS ENDED DECEMBER 31, 1999

-----------------------------------------------------------

Reach Technologies Inc. may change the price on a 30 day notice.



NOTE B -LICENSE AGREEMENT (Continued)
-------------------------------------

The license agreement expires January 31, 2003, and may be renewed by DDR Systems, Inc. for additional three year periods so long as DDR Systems, Inc. is not in default. Any renewal agreement will be subject to the same minimum purchase requirement structure except that the minimum purchase amount in each year would be calculated as the greater of $120,000 and 65% of DDR Systems, Inc.'s prior years audited revenue. The agreement may be terminated by DDR Systems, Inc. at any time upon notice to Reach Technologies Inc., and by Reach Technologies Inc. for any cause, which includes breach of the agreement, the bankruptcy or insolvency of DDR Systems, Inc.; or the conviction of DDR Systems, Inc.; or the convictions of DDR Systems, Inc. its officers or directors, of any crime involving moral turpitude.


NOTE C- COMMON STOCK
--------------------

During the period December 31, 1999 the Company issued a total of 12,300,000 shares. 10,000,000 shares were issued at $0.001 per share in exchange for the license agreement. 2,300,000 shares were issued at $0.045 per share for cash of $103,500.

NOTE - D NET OPERATING LOSS CARRYFORWARD
----------------------------------------

The Company's net operating loss for the seven months ended December 31, 1999 of $18,936 may be utilized through the year ended December 31, 2019. SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 1999 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years.

                                  Prospectus
                             ___________ __, 2000



                               DDR SYSTEMS, INC.



                              3650 w. 30/th/ Ave
                  Vancouver, British Columbia V6S 1W8, CANADA
                                (604) 454-8377

                       2,300,000 Shares of Common Stock
                      to be sold by current shareholders



DDR Systems, Inc. has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of DDR Systems, Inc. have not changed since the date hereof.

Until _____________ ___, 2000 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The securities are being registered for the account of selling shareholders.
All of the following expenses will be borne by DDR Systems, Inc. The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee                                                  $    27.33
Printing and engraving expenses                                            5,000
Attorneys' fees and expenses                                              20,000
Accountants' fees and expenses                                             2,000
Transfer agent's and registrar's fees and expenses                           500
Miscellaneous                                                                965
                                                                ----------------
Total                                                                 $28,492.33
                                                                ----------------

Item 14. Indemnification of Directors and Officers.

Pursuant to Washington State law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The articles of DDR Systems, Inc., filed as Exhibit 3.1, provide that DDR Systems, Inc. will indemnify its directors to the full extent permitted under Washington state law. The bylaws of DDR Systems, Inc., filed as Exhibit 3.2, provide that DDR Systems, Inc. will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Item 15.  Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of DDR Systems, Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     a. On June 3, 1999, DDR Systems, Inc. issued a total of 10,000,000 shares of common stock to Glenn Jones. The issuance was compensation for the license of the Reach Technologies Inc. licensed product line rights. The offer and the sale of the stock were exempt from registration under Rule 504 of Regulation D under
Section 3(b) of the Securities Act of 1933, as amended. If the exemption under Rule 504 of Regulation D is not available, then DDR Systems, Inc. believes that this offering is also exempt under Rule 506 and under Section 4(2) of the Securities Act of 1933, as amended.. Mr. Jones was a founder and director of DDR Technologies, Inc., and therefore an accredited investor at the time he received the offer to purchase and at the closing of the purchase of the stock. Mr. Jones agreed to resell such securities only in accordance with the provisions of Regulation D, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation D, pursuant to registration, or pursuant to an available exemption from registration. DDR Systems, Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation D, pursuant to registration, or pursuant to an available exemption from registration.

     b. On December 5, 1999 DDR Systems, Inc. issued a total of 2,300,000 shares of common stock to four foreign corporations. The issuance of the common stock was exempt from registration under Regulation S. Each entity was a foreign corporation at the time it received the offer to purchase and at the closing of the purchase of the stock, and did not acquire the stock for the
account or benefit of any U.S. person.   Each corporation agreed to resell such
securities only in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. DDR Systems, Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration.

Item 16(a). Exhibits.

Exhibit
Number  Name                                      Page
  3.1   Articles of Incorporation, restated as
         amended June 3, 1999.
  3.2   Bylaws
  4.1*  Specimen Share of Common Stock
  5.1*  Opinion re: Legality
  10.1  License Agreement
  23.1  Consent of Independent Auditors.
  23.2* Consent of Counsel (see Exhibit 5.1)
  27.1  Financial Data Schedule.

*To be filed by amendment.

Item 16(b). Financial Statement Schedules.

As of December 31, 1999, DDR Systems, Inc.:
 . has no valuation or qualifying accounts
 . does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein
 . has no subsidiaries
 . has no investments in mortgage loans on real estate.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on January 25, 2000.

                                    DDR SYSTEMS, INC.


                                    /s/ Glenn Jones
                                    --------------------------
                                    By Glenn Jones
                                    Its President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Glenn Jones     President, Secretary, Treasurer, and Director   January 25, 2000
-----------------
Glenn Jones

                                 EXHIBIT INDEX


Exhibit
Number  Name                                               Page
  3.1   Articles of Incorporation
  3.2   Bylaws
  4.1*  Specimen Share of Common Stock
  5.1*  Opinion re: Legality
  10.1  License Agreement
  23.1  Consent of Independent Auditors.
  23.2* Consent of Counsel (see Exhibit 5.1)
  27.1  Financial Data Schedule.

*To be filed by amendment.